UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 27, 2019

AMERICAN RIVER BANKSHARES

(Exact name of registrant as specified in its chapter)

California	0-31525	68-0352144

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Zinfandel Drive, Suite 450, Rancho Cordova, California	95670
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(916) 851-0123

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value	AMRB	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 ).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                   On December 27, 2019, American River Bankshares (the “Registrant”), received a letter from Director Stephen H. Waks tendering his resignation as a director, effective as of December 31, 2019. His resignation is effective as to the Boards of Directors of both the Registrant and its bank subsidiary, American River Bank, as well as each of their respective committees on which he served. The reason for Mr. Waks’ resignation is set forth in his letter and is not the result of any disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices. The Registrant has provided Mr. Waks with a copy of this disclosure prior to filing this Form 8-K with the Commission and gave him an opportunity to provide the Registrant with a letter addressed to the Registrant stating whether he disagreed with the statements made by the Registrant in this disclosure. No such additional letter was received by the Registrant.

The foregoing description is qualified in its entirety by reference to the letter of resignation from Mr. Waks, dated December 27, 2019, attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

(99.1)	Letter of resignation from Stephen H. Waks

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RIVER BANKSHARES

December 30, 2019	/s/ Mitchell A. Derenzo
Mitchell A. Derenzo
Chief Financial Officer